Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement pertaining to the March 1, 2011 Corporate Stock Subscription Options Plan for Beneficiary Employees of Non-French Companies, March 1, 2011 Corporate Stock Subscription Options Plan with Performance Conditions for Beneficiary Employees of Non-French Companies, March 16, 2011 Corporate Stock Subscription Options Plan for Beneficiary Employees of Non-French Companies, March 16, 2011 Corporate Stock Subscription Options Plan with Performance Conditions for Beneficiary Employees of Non-French Companies, June 2011 Corporate Stock Subscription Options Plan for Beneficiary Employees of Non-French Companies, September 2011 Corporate Stock Subscription Options Plan for Beneficiary Employees of Non-French Companies and December 2011 Corporate Stock Subscription Options Plan Beneficiary Employees of Non-French Companies of Alcatel Lucent on Form S-8 of our reports dated March 18, 2011, relating to the consolidated financial statements of Alcatel Lucent and subsidiaries (“Alcatel Lucent”) and effectiveness of Alcatel Lucent’s internal control over financial reporting, appearing in the Annual Report on Form 20-F of Alcatel Lucent for the year ended December 31, 2010.

/s/ Deloitte & Associés
Deloitte & Associés

Neuilly-sur-Seine, France
December 20, 2011